FIFTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT

            THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Fifth Amendment") is made and entered into as of this 18th day of April, 2006 by and among TRIPOS, INC., a Utah corporation ("Tripos"), TRIPOS REALTY, LLC, a Missouri limited liability company ("Tripos Realty;" Tripos and Tripos Realty are sometimes collectively referred to herein as the "Obligors"), and LASALLE BANK NATIONAL ASSOCIATION (the "Lender").

WITNESSETH:

            WHEREAS, pursuant to that certain Amended and Restated Loan Agreement, dated as of December 2, 2002, by and among the Obligors and Lender, Lender (i) established in favor of Tripos a revolving line of credit initially in the amount of $6,000,000, and (ii) made a Term Loan to Tripos in the initial amount of $4,350,000, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of October 16, 2003, that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 19, 2004, that certain Third Amendment to Amended and Restated Loan Agreement dated as of December 21, 2004 and that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of April 14, 2005 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"); and

            WHEREAS, the Lender has agreed to the modification of certain provisions contained in the Loan Agreement and certain of the other Loan Documents upon the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.         Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

            2.         Amendments to Loan Agreement.  The Loan Agreement is hereby amended as of the date first written above, unless otherwise specifically set forth herein, as follows:

(a)     Section 3.1.1 (Aggregate Amount, Reductions) of the Loan Agreement is hereby amended by deleting the reference to "6,500,000" and substituting in lieu thereof the figure "6,000,000".

(b)     Section 3.1.2 (Limitation on Revolving Loan Advances) of the Loan Agreement is hereby amended and restated to read as follows:

"Limitation on Revolving Loan Advances.

No Revolving Loan Advance will be made which would result in the Revolving Loans exceeding the Maximum Available Amount and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date.  Lender may, however, in its absolute discretion make Revolving Loan Advances exceeding the Maximum Available Amount, but shall not be deemed by doing so to have increased the Revolving Loan Commitment and shall not be obligated to make any such Revolving Loan Advances thereafter.  The "Maximum Available Amount" on any date shall be a Dollar amount equal to the lesser of (a) the Borrowing Base minus the sum of the aggregate amount of all outstanding LOC Obligations and (b) the Revolving Loan Commitment on such date minus the sum of the aggregate amount of all outstanding LOC Obligations.  At any time that there is an Existing Default, the Revolving Loan Commitment may be canceled as provided in Section 17.2."

(c)     Section 4.3 (Interest on the Term Loan) of the Loan Agreement is hereby amended and restated to read as follows:

"Interest on the Term Loan.

Borrower shall pay interest on the Term Loan at a rate of interest in an amount equal to three percent (3.00%) above the from time to time Eurodollar Rate for 90 day Interest Periods, as determined two days before the first day of each calendar quarter during the term of the Term Loan."

(d)     Section 15.3 (Indebtedness) is hereby amended by adding the following new Section 15.3.9:

            "15.3.9 PIPE Transaction.

            Unsecured subordinated Indebtedness created, incurred or assumed by Borrower in connection with a PIPE Transaction on such terms and with such parties as are acceptable to the Lender in its commercially reasonable discretion and which is otherwise consummated in accordance with all applicable laws."

(e)     Section 15.5 (Revolving Loan Thirty Date Reduction) is hereby deleted.

(f)     Section 15.9 (Indirect Obligations) of the Loan Agreement is hereby amended and restated to read as follows:

"15.9.  Indirect Obligations.

Create, incur, assume or allow to exist any Indirect Obligations except for (i) Indirect Obligations which are Loan Obligations, (ii) Indirect Obligations of Borrower existing or contemplated on the Amended and Restated Effective Date and disclosed to Lender on Exhibit 12, and (iii) unsecured Indirect Obligations of Tripos UK Holdings not to exceed in the aggregate GBP 500,000 that are provided in connection with Capital Leases of Tripos Discovery Research, a United Kingdom corporation."

(g)     Section 15.10 (Capital Structure; Equity Securities) of the Loan Agreement is hereby amended and restated as follows:

"15.10.  Capital Structure; Equity Securities.

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Make any change in the capital structure of any Covered Person which has or is reasonably likely to have a Material Adverse Effect; or issue or create any securities (except for director qualifying shares in the case of Covered Persons not organized under the laws of the United States) of any Covered Person, except as approved in advance by Lender (such approval not to be unreasonably withheld) provided, however, that, if no Default or Event of Default has occurred and is then continuing, or otherwise would reasonably be likely to arise due to any such transaction, and subject in all cases to the terms of Section 15.7, Borrower may enter into a private placement of equity securities (a "PIPE Transaction") on such terms and with such parties as are acceptable to the Lender in its commercially reasonable discretion and which is otherwise consummated in accordance with all applicable laws; provided, further, that, if any such Pipe Transaction shall require any form of future interest or dividend payments, then at the time of receipt by Borrower of the initial proceeds from such PIPE Transaction, Borrower shall deposit an amount equal to the aggregate of such future interest and/or dividend payments required to be made by Borrower during the period ending January 1, 2007 with Lender in an account at Lender and administered in accordance with Lender's standard cash management procedures, which would allow only for the outbound transfers of such amounts to the beneficiary of the PIPE Transaction, except that any interest or other earnings thereon shall be transferred to Borrower at its discretion.

(h)     Section 15.7 (Change in Control) of the Loan Agreement is hereby amended by adding the following proviso to the end thereof:

"provided, however, that in connection with the closing of the sale of the Mortgaged Property and after payment in full of the Term Loan and the Overadvance Amount, Tripos Realty may merge into Tripos provided that Tripos, after giving effect to such merger, shall remain the surviving entity."

(i)     Section 15.19 (Disposal of Property) of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

"In addition, in the absence of an Existing Default, Tripos Realty may sell the Mortgaged Property provided that the proceeds from such sale are applied directly to pay off in full the Term Loan and any amounts outstanding under the Overadvance Amount, with any excess amounts being retained by Tripos Realty and/or Borrower."

(j)     Section 16.1 (Special Definitions) of the Loan Agreement is hereby amended by adding in appropriate alphabetical order the following definition:

"'Net Worth' means, as of any time, the net worth of Borrower as determined in accordance with GAAP.'"

(k)     Effective March 30, 2006, Sections 16.5 (Minimum Debt Service Coverage), 16.6 (Maximum Non-TRR Capital Expenditures, and 16.7 (Minimum Shareholder's Equity) are each deleted and the following new Sections 16.2 and 16.3 are hereby substituted in lieu thereof:

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"Section 16.2.   Minimum Net Worth.  Borrower covenants and agrees that the Borrower's Net Worth, calculated as of the last day of each fiscal quarter (a) commencing with the fiscal quarter ending June 30, 2006 shall not be less than eighty-five percent (85%) of Borrower's Net Worth as of March 31, 2006, plus (b) for the fiscal quarter ending September 30, 2006 and for each fiscal quarter thereafter an amount equal to the sum of the minimum amount required to be maintained for the immediately preceding fiscal quarter plus eighty-five percent (85%) of the Borrower's Net Income (but not less than zero) for such current fiscal quarter plus (c) in each case an amount equal to 100% of the amounts received (net after fees, costs and expenses of issuance) for the issuance of stock of Borrower, if any, exclusive of any such amounts realized in connection with a PIPE Transaction.  The described calculation of Borrower's Net Worth may be performed, in Lender's reasonable discretion, exclusive of (i) all gains and losses caused by foreign currency translations adjustments, (ii) the PIPE Transaction, (iii) changes in the book value of Borrower's equity holdings, and (iv) any gain or loss realized in connection with Tripos Realty's sale of the Mortgaged Property."

"Section 16.3  Minimum Liquidity.  Borrower covenants and agrees that Borrower's Cash and Cash Equivalents, measured as of the last day of each calendar month, shall at no time be less than $2,000,000.00.

(l)     The definition of "Revolving Loan Maturity Date" contained on Exhibit 2.1 (Glossary and Index of Defined Terms) is hereby amended by deleting the reference to April 18, 2006" and substituting in lieu thereof the date "January 1, 2007".

(m)     Exhibit 2.1 (Glossary and Index of Defined Terms) to the Loan Agreement is hereby amended by adding in proper alphabetical order the following definitions:

"Borrowing Base" means as of any date of determination, an amount equal to (i) eighty percent (80%) of Net Eligible Accounts, plus (ii) prior to sale by Tripos Realty of the Mortgaged Property, the Overadvance Amount.

"Borrowing Base Certificate" -- shall be in the form of Exhibit 7.2, or such other form as Lender may reasonably require from time to time, together with such supporting information as Lender may reasonably require from time to time.

"Cash and Cash Equivalents" -- means cash of the Borrower and its Subsidiaries plus the face amount of any Investment described under Section 15.2.1.  For purposes of Section 16.3 (Minimum Liquidity), foreign denominated currencies and Investments shall be converted to Dollars by Borrower in accordance with its historical internal accounting procedures.

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"Eligible Accounts" -- shall mean all Accounts which according to GAAP are deemed current other than: (a) subject to clause (g) below, Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale; (b) subject to clause (g) below, Accounts unpaid more than ninety (90) days from their original due dates; (c) subject to clause (g) below, all Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from their original due dates; (d) Accounts for which the Account Debtor is an officer, director, a 5% or more shareholder, member, employee, parent, Subsidiary, or Affiliate (other than any Affiliate with which Borrower and such Affiliate have entered into and negotiated an arms length transaction) of, or has common 5% or more shareholders, officers, directors or members with Borrower; (e) consignment sales; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the Account Debtor is not a commercial or institutional entity (which term includes, but is not limited to, private and public universities, governmental agencies and research institutes and centers) or is not a resident of the United States, unless, notwithstanding clauses (a), (b) and (c) above, and the standard terms are no longer than net 60 days, such Accounts are (1) insured on terms and by an agency or private insurer reasonably acceptable to Lender, (and in which Lender is the named beneficiary), or (2) supported by a letter of credit (in which Lender is the named beneficiary)); (h) Accounts with respect to which any warranty or representation provided herein is not true and correct; (i) Accounts which represent goods or services purchased for a personal, family or household purpose; (j) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party; (k) Accounts which are progress payment (before such progress payment is properly billable to the customer) or barter; (l) Accounts of the Borrower representing a sale to the government of the United States of  America or any subdivision thereof:  (1) unless, with respect to an Account representing such a sale in excess of $100,000.00, the Borrower has complied, to the satisfaction of the Lender, with respect to the granting of a security interest in such Account of the Borrower, with the Federal Assignment of Claims Act or other similar applicable law, if applicable; or (2) unless the Account representing such a sale is equal to or less than $100,000.00 and the aggregate amount of all such sales of $100,000.00 or less does not exceed $500,000.00, (m) Accounts of the Borrower evidenced by notes, chattel paper or other instruments (unless such notes, chattel paper or other instruments have been delivered to and are in the possession of Lender), (n) Accounts of the Borrower owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (o) Accounts of the Borrower subject to any Security Interest, other than a Permitted Security Interest, (p) Accounts of the Borrower with respect to which the applicable account debtor has disputed liability or made any claim with respect thereto which are contingent or subject to offset or counterclaim, in each case only to the extent of such offset or counterclaim, and (r) any and all other Accounts which Lender reasonably deems to be ineligible.

"Net Eligible Accounts" -- the face amount of Eligible Accounts less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes (other than sales taxes) of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

"Overadvance Amount" -- For purposes of calculating the from time to time Borrowing Base, any amount as needed by Borrower to be in compliance with the Borrowing Base up to $1,800,000.

"PIPE Transaction" -- shall have the meaning assigned to it in Section 15.10.

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            3.         Conditions to Effectiveness.  This Fifth Amendment shall become effective when and only when the Lender shall have received (i) this Fifth Amendment duly executed by the Obligors, (ii) a replacement Revolving Note in form reasonably satisfactory to Lender, (iii) evidence reasonably satisfactory to the Lender and its counsel that the transactions contemplated by the Fifth Amendment have been properly authorized, (iv) a Reaffirmation of Guaranty in a form reasonably satisfactory to Lender duly executed by Tripos Realty and Optive Research, (v) a Fourth Modification of Deed of Trust, Assignment of Rents and Security Agreement, and (vi) an extension fee of $23,970.00.

            4.         Representations and Warranties.  Borrower and Tripos Realty hereby represent and warrant as follows:

                        (a)        This Fifth Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Obligors and are enforceable against Obligors in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

                        (b)        Upon the effectiveness of this Fifth Amendment, Obligors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement (except to the extent any representation or warranty relates to an earlier date in which case such representations and warranties are not being restated) to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Fifth Amendment.

                        (c)        No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Fifth Amendment.

                        (d)        The Covered Persons have no defense, counterclaim or offset with respect to the Loan Agreement or any of the other Loan Documents.

            5.         Effect on the Loan Agreement.

                        (a)        Upon the effectiveness of this Fifth Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan agreement as amended hereby.

                        (b)        Except as specifically amended herein, the Loan Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                        (c)        The execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            7.         Governing Law.  This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

            8.         Headings.  Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

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            9.         Counterparts.  This Fifth Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

                          IN WITNESS WHEREOF, this Fifth Amendment has been duly executed as of the day and year first written above.

                                                                        TRIPOS, INC.

                                                                        By:       /s/ B. James Rubin

                                                                                    Name:  B. James Rubin

                                                                                    Title:    SVP-CFO

                                                                        TRIPOS REALTY, LLC

                                                                        (as Obligor and acknowledged as Guarantor)

                                                                        By: TRIPOS, INC., its sole member

                                                                        By:       /s/ John D. Yingling

                                                                                    Name:  John D. Yingling

                                                                                    Title:    VP-CAO

                                                                        LASALLE BANK NATIONAL ASSOCIATION

                                                                        By:       /s/ Tom Harmon

                                                                                    Name:  Tom Harmon

                                                                                    Title:     Senior Vice President

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EXHIBIT 7.2

                                                                     FORM OF

                                               BORROWING BASE CERTIFICATE

          For the calendar month ended _______________, _____.

          TRIPOS, INC. (the "Borrower") hereby certifies that, to the best of its knowledge and belief, with respect to that certain Amended and Restated Loan Agreement dated as of December 22, 2002 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"; all of the defined terms in the Loan Agreement are incorporated herein by reference) among the Borrower, Tripos Realty and the Lender:

ACCOUNTS

1. Accounts (as defined in the definition of Eligible Accounts in Exhibit 2.1 of the Loan Agreement)	$_____________
2. (i) Subject to clause (vii) below, Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale	$_____________
(ii) Subject to clause (vii) below, Accounts unpaid more than ninety (90) days from their original due dates	$_____________

(iii)  Subject to clause (vii) below, Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from their original due dates

$_____________

(iv)  Accounts for which the Account Debtor is an officer, director, a 5% or more shareholder, member, employee, parent, Subsidiary, or Affiliate (other than any Affiliate with which Borrower and such Affiliate have entered into and negotiated an arms length transaction) of, or has common 5% or more shareholders, officers, directors or members with Borrower

$_____________
(v) Consignment sales	$_____________
(vi) Accounts for which the payment is or may be conditional	$_____________

8

(vii)  Accounts for which the Account Debtor is not a commercial or institutional entity (which includes, but is not limited to, public or private universities, governmental agencies and research institutes or centers) or is not a resident of the United States, unless, notwithstanding clauses (i), (ii) and (iii) above, and the standard terms are no longer than net 60 days, such Accounts are (a) insured on terms and by an agency or private insurer reasonably acceptable to Lender (and in which Lender is the named beneficiary), or (b) supported by a letter of credit (in which Lender is the named beneficiary)).

$_____________
(viii) Accounts with respect to which any warranty or representation provided herein is not true and correct	$_____________
(ix) Accounts which represent goods or services purchased for a personal, family or household purpose	$_____________
(x) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party	$_____________
(xi) Accounts which are progress payment (before such progress payment is properly billable to the customer) or barter	$_____________

(xii)  Accounts of the Borrower representing a sale to the government of the United States of America or any subdivision thereof:  (a) unless, with respect to an Account representing such a sale in excess of $100,000.00, the Borrower has complied, to the satisfaction of the Lender, with respect to the granting of a security interest in such Account of the Borrower, with the Federal Assignment of Claims Act or other similar applicable law, if applicable; or (b) unless the Account representing such a sale is equal to or less than $100,000.00 and the aggregate amount of all such sales of $100,000.00 or less does not exceed $500,000.00

$_____________

(xiii)  Accounts of the Borrower evidenced by notes, chattel paper or other instruments (unless such notes, chattel paper or other instruments have been delivered to and are in the possession of Lender)

$_____________
(xiv) Accounts of the Borrower owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind	$_____________

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(xv) Accounts of the Borrower subject to any Security Interest, other than a Permitted Security Interest	$_____________

(xvi)  Accounts of the Borrower with respect to which the applicable account debtor has disputed liability or made any claim with respect thereto which are contingent or subject to offset or counterclaim, in each case only to the extent of such offset or counterclaim

$_____________
(xvii) Sum of lines (i) through (xvi)	$_____________
3. Eligible Accounts (Line 1 less Line 2)	$_____________

4.         Deductions from Eligible Accounts (the sum of any and all returns, discounts, credits, rebates, allowances, or excise taxes (other than sales taxes) of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time)

$_____________
5. Net Eligible Accounts (Line 3 less Line 4)	$_____________
6. Borrowing Base: (a) 80% of Net Eligible Accounts plus (b) prior to sale by Tripos Realty of the Mortgaged Property, an Overadvance Amount of up to $1,800,000.00	$_____________
BORROWING BASE
7. Total Borrowing Base availability (Line 6)	$_____________
8. Lesser of (a) Total Borrowing Base availability set forth in line 7, and (b) $6,000,000	$_____________
9. Aggregate outstanding Revolving Loans	$_____________
10. Aggregate outstanding LOC Obligations	$_____________
11. The sum of Line 9 and Line 10	$_____________

12.        If Line 7 is greater than Line 11, then the difference ($________) is available for extensions of credit under the Revolving Commitments and the LOC Commitment; if Line 11 is greater than Line 7, then the Borrower shall prepay or otherwise reduce so much of the outstanding Revolving Loans and LOC Obligations as shall be necessary to eliminate such excess ($_________).

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            With reference to this Borrowing Base certificate, the Borrower certifies that the above statements are true and correct.

            IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this _____ day of ______________, _______________.

TRIPOS, INC.

By:

Name:

Title:

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